                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           RED LION HOTELS CORPORATION

      FIRST: The name of the corporation is Red Lion Hotels Corporation (hereinafter called the "Corporation").

      SECOND: The address of the Corporation's registered office in Washington is 201 W. North River Drive, Suite 100, Spokane, WA 99201. Thomas L. McKeirnan is the Corporation's registered agent at that address.

      THIRD: The nature of the business and purposes to be conducted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Washington Business Corporation Act, RCW Chapter 23B (hereafter "Act").

      FOURTH:

      4.1 Authorized Shares. The amount of the capital stock that the Corporation shall have authority to issue is fifty-five million (55,000,000) shares, consisting of fifty million (50,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock") and five million (5,000,000) shares of Preferred Stock, par value of $.01 per share (the "Preferred Stock"). All cross references in each subdivision of this ARTICLE FOURTH refer to other paragraphs in such subdivision unless otherwise indicated.

      4.2 Common Stock.

            1. The Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends in the amount determined by the Board of Directors on the Common Stock.

            2. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of shares of Preferred Stock the full preferential amounts to which they are entitled, the holders of outstanding shares of Common Stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets of the Corporation available for distribution.

            3. Except as otherwise provided by law and except as may be determined by the Board of Directors with respect to the Preferred Stock pursuant to Section 4.3 of this ARTICLE FOURTH, only the holders of shares of Common Stock shall be entitled to vote for the election of Directors of the Corporation and for all other corporate purposes. Upon any such vote the holders of shares of Common Stock shall, except as otherwise provided by law, be entitled to one vote for each share of Common Stock held by them respectively.

            4. Shareholders of the Corporation shall not have cumulative voting rights.

      4.3 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of the Articles of Incorporation of the Corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. Unless otherwise provided in the resolution establishing a series of Preferred Stock, prior to the issue of any shares of a series so established or to be established, the Board of Directors may, by resolution, amend the relative rights and preferences of the shares of such series, and, after the issue of shares of a series whose number has been designated by the Board of Directors, the resolution establishing the series may be amended by the Board of Directors to increase (but not above the total authorized shares of the class) or to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series.

      The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock shall be governed by the following provisions:

            1. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors except if such resolution or resolutions conflict with the provisions of the Articles of Incorporation of the Corporation or the Act. Said resolution or resolutions may provide for (but not limiting the generality thereof) the following:

                  a) The number of shares to constitute each such series, and the designation of each such series.

                  b) The dividend rate of each such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of stock, and whether such dividends shall be cumulative or noncumulative.

                  c) Whether the shares of each such series shall be subject to redemption by the Corporation and if made subject to such redemption, the tunes, prices and other terms and conditions of such redemption.

                  d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of each such series.

                  e) Whether or not the shares of each such series shall be convertible into or exchangeable for shares of any other class or classes or any other series of any other class or classes of stock of the

                        Corporation, and, if provision be made for conversion or exchange, the times, prices, rates of exchange, adjustments, and other terms and conditions of such conversion or exchange.

                  f) The extent, if any, to which the holders of the shares of each such series shall be entitled to vote with respect to the election of directors or otherwise.

                  g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

                  h) The rights of the holders of the shares of each such series upon the dissolution of, or upon the distribution of the assets of, the Corporation.

            2. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting powers whatsoever. Any amendment of the Articles of Incorporation of the Corporation which shall increase or decrease the number of authorized shares of any class or classes of stock may be adopted by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

      FIFTH: The names of the original incorporators of the Corporation are Louis L. Barbieri and Donald K. Barbieri. The address of the original incorporators is 201 W. North River Drive Suite 100, Spokane, WA 99201.

      SIXTH: The Corporation shall indemnify to the fullest extent permitted by the Act as amended from time to time, including amendments which expand the allowable scope of indemnification, each person who is or was a director or officer of the Corporation both as to an action in his official capacity and as to action in another capacity while holding such office and such indemnification shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

      SEVENTH: No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that a director may be liable (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) under Section 23B.08.310 of the Act (liability for unlawful distributions) or (iii) for any transaction with respect to which it was finally adjudged that such director personally received a benefit to which such director was not legally entitled. If the Act is amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director of a corporation shall be eliminated or limited to the fullest extent permitted by the Act as so amended. Any repeal or modification of the foregoing provisions by shareholders shall not adversely affect any right or protection which existed at the time of such repeal or modification.

      EIGHTH: The Board of Directors may from time to time make, alter or repeal the by-laws of the Corporation; provided, however, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the shareholders of the Corporation.

      NINTH: The duration of the Corporation is to be perpetual.

      TENTH: No holder of any shares of capital stock shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any capital stock of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of capital stock of the Corporation; and any and all of such shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

      ELEVENTH: The headings of the various section and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

      TWELFTH: The number of directors of the Corporation which shall constitute the entire Board of Directors shall be such as from time to time shall be determined by a majority of the then authorized number of directors, but in no case shall the number be less than 3 nor more than 13. The directors shall be classified with respect to the time for which they severally hold office into classes, as nearly equal in number as possible (but with not less than one director in each class), as determined by the Board of Directors, one class to be elected for a term expiring at the first annual meeting of shareholders to be held after its election, another class to be elected for a term expiring at the second annual meeting of shareholders to be held after its election, and another class to be elected for a term expiring at the third annual meeting of shareholders to be held after its election, with the members of each class to hold office until their successors have been elected and qualified. At each annual meeting of shareholders, the successors of the members of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Except as otherwise provided in these Articles of Incorporation, newly created directorships resulting from any increases in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if such majority is less than a quorum of the Board of Directors, and the person appointed thereto shall serve until the next annual meeting of shareholders, at which annual meeting the term of the position filled by vote of the directors shall expire and the newly created position or vacancy shall be filled by election of the shareholders for a term corresponding to that of the vacancy being filled or of the newly created position. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      THIRTEENTH: Except as may otherwise be specifically provided in these Articles of Incorporation, no provision of these Articles of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Act upon the Corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Act and prescribed rights of said persons to indemnification as the same are conferred by the Act.

      FOURTEENTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Washington at the tune in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this ARTICLE FOURTEENTH.

      These Amended and Restated Articles of Incorporation are effective upon filing.

                                           /s/ Thomas L., McKeirnan
                                           -----------------------------------
                                           Thomas L. McKeirnan
                                           Vice President and Secretary